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                                  EXHIBIT 10.14

                               INTRUSION.COM, INC.

                        1997 EMPLOYEE STOCK PURCHASE PLAN
                           AS AMENDED JANUARY 17, 2001

1.  PURPOSE:

       The Intrusion.com 1997 Employee Stock Purchase Plan (the "Plan") is intended to provide a method whereby employees of Optical Data Systems, Inc., a Delaware corporation (the "Company"), and its subsidiaries will have an opportunity to acquire an equity interest in the Company through the purchase of shares of the Common Stock of the Company. It is the intention of the Company that the rights to purchase Common Stock of the Company granted under the Plan be considered options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of
Section 423(b) of the Code.

2. DEFINITIONS:

           (a) "Compensation" shall mean cash compensation including straight-time earnings, commissions, payments for overtime, shift premium, bonuses and other incentive payments, but excluding relocation allowances and non-cash compensation.

           (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

           (c) "Common Stock" shall refer to the class of stock which, as of the effective date of this Plan, is designated as common stock of the Company.

           (d) "Committee" shall mean the Compensation Committee appointed by the Board of Directors in accordance with Section 3 of the Plan.

           (e) "Employee" shall mean any person who is customarily employed on a full-time or part-time basis by the Company or a subsidiary of the Company, and is regularly scheduled to work 20 hours or more per week and five months or more per calendar year.

           (f) "Market Value" of the Company's Common Stock shall be determined by the lower of the closing price per share of the Common Stock on the Offering Commencement Date or Offering Termination Date for each Offering on which trading occurred on the NASDAQ National Market System (or other quotation system or stock exchange on which the Common Stock then trades), or, if on either of such dates no closing price was reported, on the last preceding date on which a closing price of the Common Stock was reported. In the event the Common Stock is not publicly traded on an Offering Commencement Date or Offering Termination Date, the determination of its Market Value shall be made by the Committee in such manner as it deems appropriate.

           (g) "Offering" shall have the meaning as described in Section 4 of the Plan.

           (h) "Offering Commencement Date" shall mean the date on which each Offering under the Plan commences.

           (i) "Offering Termination Date" shall mean each July 31 and January 31 on which each Offering terminates.

           (j) "Option" shall mean an option to purchase Common Stock granted under the Plan.

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           (k) "Participant" shall refer to an eligible Employee who
       participates in the Plan in accordance with the provisions contained herein.

           (l) "Stock Administrator" shall mean an Employee or Employees designated by the Committee to perform certain day-to-day administrative functions to implement the Plan.

3.  ADMINISTRATION:

       The Plan shall be administered by the Compensation Committee (the Committee) of the Company appointed by the Board of Directors of the Company (the "Board of Directors"). Members of the Committee shall not be full-time or part-time employees of the Company. Accordingly, no member of the Committee shall be eligible to purchase Common Stock under the Plan. Subject to the express provisions of the Plan, the Committee shall have plenary authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee's determination on the foregoing matters shall be conclusive. Any member of the Committee may resign by submitting a letter of resignation to the Board of Directors. Further, the Board of Directors may from time to time appoint members of the Committee in substitution for, or in addition to, members previously appointed and may fill vacancies in the Committee. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be effective as if it had been made by a majority vote at a meeting of the Committee duly called and held.

       The Committee may designate an Employee or Employees to serve as Stock Administrator to implement the provisions of, and interpretations by the Committee, of the Plan. In absence of the designation by the Committee of a Stock Administrator, any reference herein to the Stock Administrator shall be deemed to be a reference to the Committee.

4.  OFFERINGS:

       The Plan will be implemented by two six-month offerings per year commencing each February 1 and August 1 (each, an "Offering"). The first Offering under the Plan shall begin on August 1, 1997 and will terminate January 31, 1998. Subsequent Offerings will begin on each successive February 1 and August 1, terminating on the next following July 31 and January 31 thereafter, respectively.

5.  SHARES SUBJECT TO THE PLAN:

       The maximum number of shares of Common Stock issuable under the Plan shall be 500,000, subject to adjustment in accordance with Section 13 hereof. The maximum number of shares of Common Stock issuable in each Offering shall be 100,000 plus all unissued shares from prior Offerings, not to exceed 500,000, subject to adjustment in accordance with Section 13 hereof. If the total number of shares of Common Stock for which Options are exercised on any Offering Termination Date exceeds the maximum number of shares for the applicable Offering, the Committee shall make a pro rata allocation of the shares available for delivery and distribution in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions credited to the account of each Participant under the Plan shall be held in each such Participant's account for the purchase of shares under the next Offering under the Plan unless a Participant elects to withdraw from the Plan.

6.  TERM OF PLAN:

       The Plan shall become effective on the date on which the Company's stockholders approve the adoption of the Plan. Unless earlier terminated pursuant to the provisions of Section 12 hereof, the Plan shall continue in effect for a term of ten (10) years from the date of adoption of the Plan by the Company's

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stockholders; provided, however, that the termination of this Plan shall not affect any shares of Common Stock issued or any outstanding and unexpired option granted under this Plan.

7.  ELIGIBILITY AND PARTICIPATION:

INITIAL ELIGIBILITY: Any Employee who shall have completed ninety (90) days employment with the Company or a subsidiary of the Company shall be eligible to participate in Offerings under the Plan which commence on or after such ninety day period of employment has concluded, provided Employee is still employed with the Company. Directors who are not full-time or part-time officers or Employees are not eligible to participate in the Plan.

LEAVE OF ABSENCE: For purposes of participation in the Plan, a person on leave of absence shall be deemed to be an Employee for the first 90 days of such leave of absence and such Employee's employment shall be deemed to have terminated at the close of business on the 90th day of such leave of absence unless such Employee shall have returned to regular full-time or part-time employment prior to close of business on the 90th day. Termination by the Company of any Employee's leave of absence other than by such Employee's return to full-time, or part-time employment, shall terminate an Employee's employment for all purposes of the Plan and shall terminate such Employee's participation in the Plan and right to exercise any Options.

RESTRICTIONS ON PARTICIPATION: Notwithstanding any provisions of the Plan to the contrary, no Employee shall be permitted to purchase Common Stock under the
Plan:

           (a) if, immediately after the grant, such Employee would own stock and/or hold outstanding options or other rights to purchase capital stock of the Company possessing 5% or more of the total combined voting power or fair market value (as determined by the Committee) of all outstanding shares of capital stock of the Company (for purposes of this paragraph, the rules of Section 424(d) of the Code shall apply in determining stock ownership of any employee), or

           (b) which permits such Employee's rights to purchase capital stock under all employee stock purchase plans of the Company to accrue at a rate which exceeds $25,000 in fair market value of the capital stock of the Company (determined at the time such option or right is granted) for each calendar year in which such option or right is outstanding.

PARTICIPATION: An eligible Employee may become a Participant by completing an authorization form (an "Authorization") for payroll deduction and providing the Authorization to the Company within the time specified in the Offering in such form as the Stock Administrator provides. Payroll deduction for a Participant shall commence on the applicable Offering Commencement Date when the authorization for a payroll deduction becomes effective. Once a Participant is enrolled, he will automatically be enrolled as a Participant in all Offerings unless the Participant terminates enrollment, becomes ineligible, or the Plan is terminated.

8.  PAYROLL DEDUCTIONS:

AMOUNT OF DEDUCTION: An eligible Employee may become a Participant in an Offering by delivering a completed Authorization to the Stock Administrator within the time period specified which shall authorize payroll deductions of up to 10% (in increments of 1%) of such Participant's Compensation during the Offering, not to exceed the maximum number of shares that each Participant can purchase in each Offering (1,000 shares of Common Stock).

PARTICIPANT'S ACCOUNT: All payroll deductions made for a Participant shall be credited to his account under the Plan and applied toward the exercise of the Option and the purchase price of the underlying shares of Common Stock allocable to such Participant for each Offering Period on each applicable Offering Termination Date. At any time during an Offering period, a Participant may terminate his payroll deduction. A Participant may not make any separate cash payment into such account except when on leave

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of absence and then only as provided in this Section 8. Other than discontinuing participation, a Participant may not otherwise change the terms of his participation in an Offering. No interest shall accrue to any balance of money credited to the account of a Participant under the Plan.
Specifically, a Participant may not change his payroll deduction percentage for such Offering.

LEAVE OF ABSENCE: If a Participant takes a leave of absence, such Participant shall have the right to elect: (i) to withdraw the balance of the Participant's account, (ii) to discontinue contributions to the Plan but remain a Participant in the Plan during the first 90 days of such leave of absence, or (iii) to remain a Participant in the Plan during the first 90 days of such leave of absence, authorizing deductions to be made from payment by the Company to the Participant during such leave of absence. If the Participant agrees to remain a Participant in the Plan during such leave of absence, the Participant agrees to make cash payments to the Plan at the end of each payroll period to the extent that amounts payable by the Company to such Participant are insufficient to meet such Participant's authorized payroll deduction.

PARTICIPANTS SUBJECT TO SECTION 16 OF THE EXCHANGE ACT: Notwithstanding the other provisions of this Plan, except the provisions set forth in Section 7, any Participant subject to the requirements of Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules promulgated thereunder, shall not have the opportunity to withdraw or discontinue payroll deductions with respect to an Offering after such Participant completes an Authorization and the Offering period has commenced, provided that such Participant remains an Employee and subject to such requirements.

9.  GRANT OF OPTION:

       On the Offering Commencement Date, a participating Employee shall be deemed to have been granted an Option (each, an "Option") to purchase a maximum number of shares of Common Stock equal to an amount determined as follows: an amount equal to (i) that percentage of the Employee's Compensation which he has elected to have withheld up to 10% multiplied by (ii) the Participant's Compensation during the period of the Offering (iii) divided by 85% of the Market Value of the Common Stock. Notwithstanding any provision herein to the contrary, the maximum number of shares of Common Stock that each Participant can purchase in each Offering is 1,000, subject to adjustment pursuant to the provisions of Section 13 hereof.

10.  EXERCISE OF OPTION:

AUTOMATIC EXERCISE: On each Offering Termination Date, each Participant's accumulated payroll deduction (without any increase for interest) will be applied to the purchase of whole shares of Common Stock in accordance with the formula in Section 9, up to a maximum of 1,000 shares of Common Stock per employee. No fractional shares shall be issued upon the exercise of Options granted under the Plan. The amount, if any, of accumulated payroll deductions remaining in each Participant's account after the purchase of whole shares of Common Stock will be held in each such Participant's account for the purchase of shares under the next Offering under the Plan unless a Participant elects to withdraw from the Plan.

NON-TRANSFERABILITY OF OPTION: During a Participant's lifetime, Options held by such Participant under the Plan shall be exercisable only by that Participant.

DELIVERY OF STOCK: As promptly as is practicable after the Offering Termination Date of each Offering, the Company will deliver to each Participant, as appropriate, the Common Stock purchased upon exercise of Participant's option.

11.  WITHDRAWAL:

GENERAL: A Participant may withdraw payroll deductions credited to his account under the Plan at any time by giving written notice to the Stock Administrator of the Company. All of the Participant's payroll deductions credited to the account will be paid promptly after receipt of the notice of withdrawal and no

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further payroll deductions will be made from the Participant's pay during such
Offering. The Company may treat any attempt to borrow by an Employee on the security of accumulated payroll deductions as an election to withdraw such payroll deductions.

EFFECT ON SUBSEQUENT PARTICIPATION: A Participant's withdrawal from any Offering will not have any effect upon his eligibility to participate in any succeeding Offering or in any similar plan which may hereafter be adopted by the Company.

TERMINATION OF EMPLOYMENT: Upon termination of the Participant's employment for any reason, including retirement (but excluding death while in the employ of the Company or continuation of a leave of absence for a period beyond 90 days), the payroll deductions credited to the participant's account will be returned to the Participant or, in the case of death subsequent to termination of employment, to the person or persons entitled to receive such payroll deductions as determined in accordance with the provisions of Section 14 hereof.

TERMINATION OF EMPLOYMENT DUE TO DEATH: Upon termination of the Participant's employment because of death, the Participant's beneficiary shall have the right to elect, by written notice given to the Stock Administrator prior to the earlier of the Offering Termination Date or the expiration of a period of sixty
(60) days commencing with the date of the death of the Participant, either:

           (a) to withdraw all of the payroll deductions credited to the Participant's account under the Plan, or

           (b) to exercise the Participant's option for the purchase of Common Stock on the Offering Termination Date next following the date of the Participant's death for the purchase of the number of whole shares of Common Stock which the accumulated payroll deductions in the Participant's account at the date of the Participant's death will purchase in accordance with the formula set forth in Section 9 hereof, and any excess in such account will be returned to said beneficiary, without interest.

       In the event that no such written notice of election shall be duly received by the Stock Administrator of the Company, the beneficiary shall automatically be deemed to have elected, pursuant to paragraph (b), to exercise the participant's option.

LEAVE OF ABSENCE: A Participant on leave of absence shall continue to be a Participant in the Plan so long as such Participant is on continuous leave of absence; provided, however, any Participant who has been on leave of absence for more than 90 days and who is therefore not an Employee for the purpose of the Plan shall not be entitled to participate in any Offering commencing after the 90th day of such leave of absence. Notwithstanding any other provisions of the Plan, unless a Participant on leave of absence returns to regular full-time or part-time employment with the Company or subsidiary of the Company, as applicable, at the earlier of (a) the termination of such leave of absence or
(b) the 90th day of such leave of absence, such Participant's participation in the Plan shall terminate on whichever of such dates first occurs, and the payroll deductions credited to the Participant's account will be returned to the Participant without interest.

12.  AMENDMENT AND TERMINATION:

       The Board of Directors shall have complete power and authority to terminate or amend the Plan at any time; provided, however, that the Board of Directors shall not, without the approval of the stockholders of the Company,
(i) materially increase the benefits accruing to Participants under the Plan,
(ii) increase the maximum number of shares of Common Stock which may be issued under the Plan, (iii) materially modify requirements as to the class of Employees eligible to participate in the Plan, or (iv) permit the members of the Committee to participate in the Plan. No termination, modification, or amendment of the Plan may adversely affect the rights of a Participant having an outstanding Option under the Plan without the consent of such Participant.

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13.  RECAPITALIZATION OR REORGANIZATION:

       If, at any time while any Options are outstanding, the outstanding shares of Common Stock have increased, decreased, changed into, or been exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split, stock dividend, or similar transaction, appropriate and proportionate adjustments may be made by the Committee in the number and/or kind of shares which are subject to purchase under outstanding Options and the exercise price or prices applicable to such outstanding Options.

       Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all of the property or stock of the Company to another corporation, the holder of each Option then outstanding under the Plan shall thereafter be entitled to receive at the next Offering Termination Date upon the exercise of such Options for each share as to which such Option shall be exercised, as nearly as reasonably may be determined, the cash, securities and/or property which a holder of one share of the Common Stock was entitled to receive upon and at the time of such transaction. The Board of Directors shall take such steps in connection with such transaction as it shall deem necessary to assure that all Participants shall receive the cash, securities and/or property as to which they may thereafter be entitled.

14.  MISCELLANEOUS:

HOLDING PERIOD: An Employee must notify the Company promptly if the Employee disposes of Common Stock acquired under the Plan within two years of the date Options were granted hereunder to purchase such Common Stock.

RESTRICTIONS ON EXERCISE: Common Stock shall not be issued pursuant to the exercise of an Option, unless the exercise of such Option and the issuance and delivery of such shares of Common Stock pursuant thereto shall comply with all relevant provisions of law, including, without limitations, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or quotation system upon which the Common Stock may then be traded, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

       As a condition to the exercise of an Option, the Company may require the Participant to represent and warrant at the time of such exercise that such shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

REGISTRATION OF STOCK: Common Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant, or, if the Participant so directs by written notice to the Stock Administrator of the Company prior to the Offering Termination Date, in the names of the Participant and one such other person as may be designated by the Participant as joint tenants with rights of survivorship or as tenants by the entireties, to the extent permitted by applicable law.

DESIGNATION OF BENEFICIARY: A Participant may file a written designation of beneficiary who is to receive any Common Stock and/or payroll deductions remaining in such Participant's account. Such designation of beneficiary may be changed by the Participant at any time by written notice to the Stock Administrator. Upon the death of a Participant and upon receipt by the Stock Administrator of proof of identity and existence at the Participant's death of a beneficiary validly designated by him under the Plan, the Company shall deliver Common Stock and/or payroll deductions remaining in such Participant's account to such beneficiary. In the event of death of a Participant and in the absence of a beneficiary designated under the Plan who is living at the time of such Participant's death, the Stock Administrator shall deliver such Common Stock and/or remaining payroll deductions to the executor or administrator of the estate of the

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Participant, or if no such executor or administrator has been appointed to the knowledge of the Stock Administrator, the Stock Administrator may deliver such Common Stock and/or remaining payroll deductions to the spouse or to any one or more dependents of the Participant as the Committee may designate. No beneficiary shall, prior to death of the Participant, acquire any interest in the stock or payroll deductions credited to the Participant's account.

TRANSFERABILITY: Neither payroll deductions credited to a Participant's account nor any rights to exercise an Option or to receive Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by a Participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Committee may treat such act as an election by a Participant to withdraw his from an Offering or from the Plan.

PARTICIPANT'S INTEREST IN OPTION STOCK: Each Participant shall not have any rights or interest in the shares of Common Stock exercisable under an Option until such Option has been exercised in accordance with the provisions of the Plan.

USE OF FUNDS: All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions from other Company assets.

NO EMPLOYMENT RIGHTS: The Plan does not, directly or indirectly, create any right for the benefit of any Employee or class of Employees to purchase any shares under the Plan, or create in any Employee or class of Employees any right with respect to continuation of employment by the Company or any subsidiary of the Company, and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an Employee's employment at any time.

STOCKHOLDER RIGHTS: The holder of an option under this Plan shall have no rights as a stockholder with respect to the shares of Common Stock covered by such option until the due exercise of such option and the date of issuance of one or more certificates registered in the name of such option holder evidencing such shares.

SECURITIES LAWS: With respect to persons subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Board of Directors or the Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.

GOVERNING LAW: The provisions of this Plan shall be governed by and construed in accordance with the laws of the State of Delaware.